SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
            [ ] Preliminary Proxy Statement
            [ ] Confidential,  for Use of the  Commission  Only (as permitted by
                Rule 14a-6(e)(2))
            [X] Definitive  Proxy  Statement
            [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant
                to ss. 240.14a-11(c) or ss. 240.14a-12

                               CAPITAL TRUST, INC.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
            1)   Title of each class of securities to which transaction applies:
                 ______
            2)   Aggregate  number of securities to which  transaction  applies:
                 ______
            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
            4) Proposed maximum aggregate value of transaction: ______ 5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
        0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
            1) Amount Previously Paid: ______
            2) Form, Schedule or Registration Statement No.: ______
            3) Filing Party: ______
            4) Date Filed: ______

                               CAPITAL TRUST, INC.
                          605 Third Avenue, 26th Floor
                            New York, New York 10016



                                                               November 16, 1999

Dear Stockholder:

            You are cordially invited to attend the 1999 annual meeting of stockholders of Capital Trust, Inc., which will be held at 11:00 a.m., local time, on Thursday, December 16, 1999 at the Penn Club of New York, 30 West 44th Street, New York, New York 10036. The matters to be acted upon at the meeting are the election of directors, the ratification of the appointment of Ernst & Young LLP as our independent accountants for 1999, and such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of stockholders and proxy statement.

            If you hold voting stock, it is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

                                                           Sincerely,

                                                           /s/ SAMUEL ZELL

                                                           Samuel Zell
                                                           Chairman of the Board

                               CAPITAL TRUST, INC.
                          605 Third Avenue, 26th Floor
                            New York, New York 10016
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Capital Trust, Inc.:

            Notice is hereby given that the 1999 annual meeting of stockholders (the "Annual Meeting") of Capital Trust, Inc., a Maryland corporation (the "Company"), will be held at 11:00 a.m., local time, on Thursday, December 16, 1999 at the Penn Club of New York, 30 West 44th Street, New York, New York 10036, for the following purposes:

     1. To elect ten directors to serve until the Company's next annual meeting of stockholders and until such directors' successors have been elected and have qualified.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

            The board of directors of the Company has fixed the close of business on November 12, 1999 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

            If you hold voting stock, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. This will help ensure that your vote is counted. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ SAMUEL ZELL

                                          Samuel Zell
                                          Chairman of the Board


November 16, 1999

                               CAPITAL TRUST, INC.
                          605 Third Avenue, 26th Floor
                            New York, New York 10016


                              -------------------


                                 PROXY STATEMENT

                                       FOR

                       1999 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 16, 1999


                              -------------------


            This proxy statement is being furnished by and on behalf of the board of directors of Capital Trust, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the 1999 annual meeting of stockholders (the "Annual Meeting") to be held at 11:00 a.m., local time, on Thursday, December 16, 1999 at the Penn Club of New York, 30 West 44th Street, New York, New York 10036, and at any adjournment or postponement thereof.

            At the Annual Meeting, stockholders will be asked to (1) elect the following nominees as directors of the Company to serve until the Company's next annual meeting of stockholders and until such directors' successors are elected and have duly qualified: Samuel Zell, Jeffrey A. Altman, Thomas E. Dobrowski, Martin L. Edelman, Gary R. Garrabrant, Craig M. Hatkoff, John R. Klopp, Sheli Z. Rosenberg, Steven Roth and Lynne B. Sagalyn (the "Nominees"), (2) ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1999, and (3) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

            The principal offices of the Company are located at 605 Third Avenue, 26th Floor, New York, New York 10016 and the Company's telephone number is (212) 655-0220.

            This proxy statement and the enclosed proxy card are being sent to stockholders on or about November 17, 1999.

            The Company is the successor to Capital Trust, a California business trust (the "Predecessor"), following consummation of a reorganization on January 28, 1999. Unless the context otherwise requires, references to the business, assets, liabilities, capital structure, operations and affairs of the Company include those of the Predecessor prior to the reorganization.

Voting Rights; Record Date

            Only holders of record of shares of the Company's class A common stock, par value $.01 per share ("Class A Common Stock"), and class A 9.5% cumulative convertible preferred stock, par value $.01 per share ("Class A Preferred Stock"), at the close of business on November 12, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. Class A Common Stock and Class A Preferred Stock are referred to in this proxy statement as "Voting Stock." On the Record Date, there were issued and outstanding 21,988,524 shares of Class A Common Stock, each of which is entitled to one vote, and 2,277,585 shares of Class A Preferred Stock, each of which is entitled to one vote. Holders of Voting Stock on the Record Date are entitled to notice of the Annual Meeting and may attend the meeting.

            With respect to each of the two proposals expected to be presented for a vote of stockholders, the presence, in person or by duly executed proxy, of the holders of a majority in voting power of the outstanding shares of Voting Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum

            The election of each of the Nominees requires a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of Ernst & Young LLP as independent accountants requires a majority of the votes cast at the Annual Meeting.

            The Company has two classes of non-voting stock: class B common stock, par value $0.01 per share ("Class B Common Stock"), and class B 9.5% cumulative convertible non-voting preferred stock, par value $0.01 per share ("Class B Preferred Stock"). Holders of Class B Common Stock and Class B Preferred Stock on the Record Date are entitled to notice of the Annual Meeting and may attend, but may not vote at the meeting.

            Veqtor  Finance  Company,   L.L.C.,  a  limited   liability  company
controlled by officers and directors of the Company and which owns 9,320,531 shares of Voting Stock (approximately 38.4% in voting power of the outstanding Voting Stock) has advised the Company that it intends to vote FOR (1) the election as a director of the Company of each of the Nominees, and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for 1999.

Solicitation and Voting of Proxies; Revocation

            All duly executed proxies received by the Company in time for the Annual Meeting will be voted in accordance with the instructions given therein by the person executing the proxy. In the absence of instructions, duly executed proxies will be voted FOR (1) the election as a director of the Company of each of the Nominees, and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for 1999.

            The submission of a signed proxy will not affect the right of a holder of Voting Stock to attend, or to vote in person at, the Annual Meeting. You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli, or hand-delivered to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.

            The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by the Company's directors, officers and other employees by personal interview, telephone, telegram and other means of communication. Such persons will receive no additional compensation for such services. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to the beneficial owners of shares of the Company's stock held of record by such brokers and other fiduciaries. The Company will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

                        PROPOSAL 1 -- ELECTION OF DIRECTORS

            All of the Company's directors will be elected at the Annual Meeting to serve as directors until the next succeeding annual meeting of stockholders and until their successors are elected and shall have qualified. The Nominees are all currently members of the board of directors. All Nominees, if elected, are expected to serve until the next succeeding annual meeting of stockholders.

            The board of directors has been informed that all of the Nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

            The names, ages as of November 15, 1999, and existing positions with the Company of the Nominees are as follows:

           Name                      Age    Office or Position Held
           ----                      ---    -----------------------

   Samuel Zell ............          58     Chairman of the Board of Directors
   Jeffrey A. Altman ......          33     Director
   Thomas E. Dobrowski ....          56     Director
   Martin L. Edelman ......          58     Director
   Gary R. Garrabrant .....          42     Director
   Craig M. Hatkoff .......          45     Director, Vice Chairman and Chairman of the
                                            Executive Committee
   John R. Klopp ..........          45     Director, Vice Chairman, Chief Executive Officer
                                            and President
   Sheli Z. Rosenberg .....          57     Director
   Steven Roth ............          58     Director
   Lynne B. Sagalyn .......          52     Director


            The name, principal occupation for the last five years, selected biographical information and the period of service as a director of the Company of each of the Nominees are set forth below.

            Samuel Zell has been chairman of the board of directors of the Company since July 1997. Mr. Zell is chairman of Equity Group Investments, L.L.C., a privately held real estate and corporate investment firm ("EGI"), American Classic Voyages Co., an owner and operator of cruise lines, Anixter International Inc., a provider of integrated network and cabling systems ("Anixter"), Manufactured Home Communities, Inc., a REIT specializing in the ownership and management of manufactured home communities ("MHC"), Davel Communications, Inc., an owner and operator of public pay telephones,

Chart House Enterprises, Inc., an owner and operator of restaurants, and Danielson Holding Corporation, a holding company that offers a variety of insurance products and financial services. He is chairman of the board of trustees of Equity Residential Properties Trust ("ERPT"), a REIT specializing in the ownership and management of multi-family housing, and of Equity Office Properties Trust ("EOPT"), a REIT specializing in the ownership and management of office buildings. Mr. Zell is also a director of Ramco Energy PLC, an independent oil company based in the United Kingdom.

            Jeffrey A. Altman has been a director of the Company since November 1997. Since November 1996, Mr. Altman has been a senior vice president of Franklin Mutual Advisers, Inc., formerly Heine Securities Corporation, a registered investment adviser ("FMA"), and a vice president of Franklin Mutual Series Fund Inc., a mutual fund with assets in excess of $20 billion, advised by FMA. From August 1988 to October 1996, Mr. Altman was an analyst with FMA.

            Thomas E. Dobrowski has been a director of the Company since August 1998. Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation ("GMIMCo"), an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several other clients for more than the past five years. Mr. Dobrowski is a trustee of EOPT and a director of MHC.

            Martin L. Edelman has been a director of the Company since February 1997. Mr. Edelman served as president of Chartwell Leisure Inc., an owner and operator of hotel properties ("Chartwell"), from January 1996 until it was sold in March 1998. He has been a director of Cendant Corporation and a member of that corporation's executive committee since November 1993. Mr. Edelman has been of counsel to Battle Fowler LLP, a New York City law firm that provides services to the Company, since January 1994 and was a partner with that firm from 1972 through 1993. Mr. Edelman also serves as a director of Avis Rent-A-Car, Inc., Acadia Realty Trust and Delancey Estates, PLC.

            Gary R. Garrabrant has been a director of the Company since January 1997. Mr. Garrabrant was the vice chairman of the Company from February 1997 until July 1997. Mr. Garrabrant has been managing director and chief investment officer of Equity International Properties, Ltd., a privately-held international real estate investment company, since July 1, 1998. Mr. Garrabrant is executive vice president of EGI and joined EGI as senior vice president in January 1996. Previously, Mr. Garrabrant was director of Sentinel Securities Corporation and co-founded Genesis Realty Capital Management in 1994, both of which were based in New York and specialized in real estate securities investment management. From 1989 to 1994, he was associated with The Bankers Trust Company.

            Craig M. Hatkoff has been a director and a vice chairman of the Company since July 1997. Mr. Hatkoff was a founder and was a managing partner of Victor Capital Group, L.P. ("Victor Capital") from 1989 until the acquisition of Victor Capital by the Company in July 1997. Mr. Hatkoff was a managing director and co-head of Chemical Realty Corporation, the real estate investment banking arm of Chemical Banking Corporation, from 1982 until 1989. From 1978 to 1982, Mr. Hatkoff was the head of new product development in Chemical Bank's Real Estate Division, where he previously served as a loan officer.

            John R. Klopp has been a director of the Company since January 1997, the chief executive officer, a vice chairman and the president of the Company since February 1997, July 1997 and January

1999, respectively. Mr. Klopp was a founder and was a managing partner of Victor Capital from 1989 until the acquisition of Victor Capital by the Company in July 1997. Mr. Klopp was a managing director and co-head of Chemical Realty Corporation from 1982 until 1989. From 1978 to 1982, Mr. Klopp held various positions with Chemical Bank's Real Estate Division, where he was responsible for originating, underwriting and monitoring portfolios of construction and permanent loans. He is a director of Metropolis Realty Trust, Inc., a Manhattan office REIT.

            Sheli Z. Rosenberg has been a director of the Company since July 1997. Ms. Rosenberg has been the chief executive officer and president of EGI for more than the past five years. She was a principal of the law firm Rosenberg & Liebentritt P.C. from 1980 until September 1997. Ms. Rosenberg is a director of MHC, Anixter, CVS Corporation, a drugstore chain, and Illinois Power Co., a supplier of electricity and natural gas in Illinois, and its holding company, Illinova Corporation. She is also a trustee of ERPT and EOPT. Ms. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., which filed a petition under the federal bankruptcy laws on January 3, 1995, which resulted in its liquidation on November 15, 1995.

            Steven Roth has been a director of the Company since August 1998. Mr. Roth has been chairman of the board of trustees and chief executive officer of Vornado Realty Trust ("Vornado") since May 1989 and chairman of the executive committee of the board of Vornado since April 1980. Since 1968, he has been a general partner of Interstate Properties, a real estate and investment company, and, more recently, he has been managing general partner. On March 2, 1995, he became chief executive officer of Alexander's, Inc., a real estate company. Mr. Roth is also a director of Alexander's, Inc.

            Lynne B. Sagalyn has been a director of the Company since July 1997. Dr. Sagalyn is the Earle W. Kazis and Benjamin Schore Director of the M.B.A. Real Estate Program at the Columbia University Graduate School of Business, and has been a professor and the director of that program since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at the Massachusetts Institute of Technology. She is also on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a director and the chair of the audit committee of United Dominion Realty Trust, a self-administered REIT in the apartment communities sector, and she is a director of The Retail Initiative.

Vote Required; Recommendation

            The election to the board of directors of each of the ten Nominees will require the affirmative vote of a plurality of the votes cast at the Annual Meeting. The board of directors unanimously recommends that stockholders vote FOR the election to the board of directors of each of the ten Nominees.

Board of Directors; Committees

            The board of directors is currently comprised of Messrs. Zell, Altman, Dobrowski, Edelman, Garrabrant, Hatkoff, Klopp and Roth, Ms. Rosenberg and Dr. Sagalyn. The board of directors has four standing committees: an executive committee, an audit committee, a compensation committee and a performance compensation committee.

            Executive Committee: The executive committee is currently comprised of Messrs. Hatkoff, Garrabrant and Klopp and Ms. Rosenberg, with Mr. Hatkoff serving as chairman of the executive committee. The executive committee is authorized to exercise all the powers and authority of the board of directors in the management of the business and affairs of the Company except those powers reserved, by law or resolution, to the board of directors.

            Audit Committee: The audit committee was comprised during 1998 of Dr. Sagalyn and Mr. Altman, with Dr. Sagalyn serving as chairman of the audit committee. During 1999, Mr. Dobrowski replaced Mr. Altman on the audit committee; Dr. Sagalyn continues to serve as chairman. The audit committee makes recommendations to the board of directors regarding the selection of the Company's independent accountants, reviews the plan, scope and results of the audit, and reviews, with the independent accountants and management, the Company's policies and procedures with respect to internal accounting and financial controls, changes in accounting policy and the scope of the non-audit services which may be performed by the independent accountants.

            Compensation Committee: The compensation committee is currently comprised of Ms. Rosenberg and Dr. Sagalyn and Messrs. Altman, Edelman and Klopp, with Ms. Rosenberg serving as chairman of the compensation committee. The compensation committee establishes the compensation and benefit arrangements for the non-executive level officers and the key employees of the Company and the general policies relating to compensation and benefit arrangements of other employees of the Company, except to the extent that power is vested in the performance compensation committee. The compensation committee also administers the stock plans and compensation programs of the Company.

            Performance Compensation Committee: The performance compensation committee is currently comprised of Ms. Rosenberg, Dr. Sagalyn and Mr. Altman, with Ms. Rosenberg serving as chairman of the performance compensation committee. The performance compensation committee establishes awards under and administers the Company's stock plans and compensation programs insofar as they relate to executive officers of the Company.

            During 1998, the board of directors held seven meetings. The audit committee held two meetings in 1998. The compensation committee held one meeting in 1998. The performance compensation committee held one meeting in 1998. During 1998, each director attended at least 75 percent of the number of meetings of the board of directors (while he or she was a member) and 100 percent of the total number of meetings of committees on which he or she served, except for Mr. Zell, who attended four of the seven meetings of the board of directors.

Compensation of Directors

            The Company pays two of its non-employee directors an annual cash retainer of $30,000 which is paid monthly. Five non-employee directors are not paid any cash fees for their services as such, but rather are compensated with an annual award of stock units under the Company's non-employee director stock plan with a value equal to $30,000. The remaining non-employee director is not compensated for his service as a director. The number of stock units awarded to each director, which are convertible into an equal number of shares of Class A Common Stock according to individual schedules set by each director, is determined quarterly in arrears by dividing one-quarter of the annual retainer amount ($7,500) by the average closing price of the Class A Common Stock for the quarter. The stock units vest when issued. There is no separate compensation for service on committees of the board of directors. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

            The Company was a party to a consulting agreement, dated as of July 15, 1997, with Gary R. Garrabrant, a director of the Company, pursuant to which he provided consulting services for the Company, including, strategic planning, identifying and negotiating mergers, acquisitions, joint ventures and strategic alliances, and advising as to capital structure matters. The consulting agreement had a term of one year (which was extended to and which terminated on December 31, 1998) and, as amended, provided for a consulting fee of $165,000 in 1998 and $150,000 in 1997. Mr. Garrabrant was also entitled to participate in the Company's incentive stock plan, as determined by the compensation committee of the board of directors. In 1998, Mr. Garrabrant was awarded 35,000 options to purchase Class A Common Stock in recognition of his ongoing contributions to the Company. The compensation committee also awarded him a one-time discretionary bonus of $150,000 for services rendered during 1997 in connection with the Company's public offering of 9,000,000 shares of Class A Common Stock (the "1997 Offering").

            The Company is a party to a consulting agreement, dated as of January 1, 1998, with Martin L. Edelman, a director of the Company. Pursuant to the agreement, Mr. Edelman provides consulting services for the Company including client development and advisory services in connection with lending and investment banking activities and asset and business acquisition transactions. The consulting agreement, which had an initial term of one year, was automatically extended for an additional one year term. The agreement is terminable by either party upon thirty (30) days prior notice and provides for a consulting fee of $8,000 per month. In 1998, pursuant to the agreement, the Company granted Mr. Edelman 50,000 options to purchase Class A Common Stock. Mr. Edelman is also entitled to participate in the Company's incentive stock plan.

            In 1998, the compensation committee awarded Samuel Zell 120,000 options to purchase Class A Common Stock in recognition of his ongoing contributions to the Company.

Compensation Committee Interlocks and Insider Participation

            The compensation committee of the board of directors was comprised during 1998 of Ms. Rosenberg, Dr. Sagalyn and Messrs. Altman, Edelman and Klopp. Other than Mr. Klopp, none of the committee's members was an officer or employee of the Company during 1998. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

            Mr. Zell and Ms. Rosenberg serve as members of the board of directors of numerous non-public companies owned or controlled in whole or in part by Mr. Zell or his affiliates which do not have compensation committees, and in many cases, the executive officers of those companies include Mr. Zell and Ms. Rosenberg.

            For a description of certain relationships and transactions with members of the board of directors or their affiliates, see "-- Certain Relationships and Related Transactions" beginning on page 22.

Executive and Senior Officers

            The following sets forth the positions with the Company, ages as of November 15, 1999 and selected biographical information for the executive and senior officers of the Company who are not directors.

            Jeremy FitzGerald, age 36, has been a managing director of the Company since July 1997. Prior to that time, Ms. FitzGerald served as a principal of Victor Capital and had been employed in various positions at such firm since May 1990. She was previously employed in various positions at PaineWebber Incorporated.

            Nicholas B. Laird, age 33, has been a managing director of the Company since April 1999. Prior to that time, Mr. Laird served as a principal of Victor Capital and had been employed as an employee or a consultant in various positions at such firm since June 1992 . He was previously employed in various positions at CCS, Inc., an affordable housing company.

            Stephen D. Plavin, age 40, has been the chief operating officer of the Company since August 1998. Prior to that time, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. (collectively "Chase"). Mr. Plavin held various positions within the real estate finance unit of Chase including the management of real estate loan syndications, portfolio management, banking services and REO (real estate owned) sales. Since 1995, he served as a managing director responsible for real estate client management in which position he directed the origination of loan and financing transactions, as well as investment banking and advisory assignments for Chase's major real estate relationships.

            Alvin J. Sarter, age 43, has been a managing director of the Company since April 1998. Prior to that time, Mr. Sarter was a partner in the law firm of Battle Fowler, LLP since 1989, where he specialized in real estate law representing a national client base in connection with the acquisition, development, management, financing and securitization of real estate.

            Edward L. Shugrue III, age 33, has been the chief financial officer of the Company since September 1997 and has been a managing director, an assistant secretary and the treasurer of the Company since July 1997, July 1997 and January 1999, respectively. Prior to that time, Mr. Shugrue served as a principal of Victor Capital since January 1997. He previously served as director of real estate for and a vice president of River Bank America from April 1994 until June 1996 after serving as a vice president of the bank since January 1992. He was previously employed in various positions at Bear, Stearns & Co. Inc.

Executive Compensation

            The following table sets forth for the years indicated the annual compensation of the chief executive officer and the other executive officers of the Company who earned annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers").


                                        Summary Compensation Table
                                        -------------------------------------------------------------------------------------------

                                          Annual Compensation                    Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 Restricted     Securities
                                                                   Stock        Underlying          Other
Name and Principal Position      Year   Salary($)     Bonus($)   Awards($)      Options(#)     Compensation($)(5)
---------------------------      ----   ---------     -------    ----------     ----------     -----------------

John R. Klopp
     Vice Chairman, Chief
     Executive Officer           1998   575,000      750,000         --         100,000             5,455
     and President               1997   935,964(1)   500,000         --          75,000               992

Craig M. Hatkoff
     Vice Chairman and
     Chairman of the             1998   575,000      750,000         --         100,000             5,388
     Executive Committee         1997   935,964(1)   500,000         --          75,000               992

Stephen D. Plavin                1998   118,295(2)   850,000         --         100,000               126
     Chief Operating Officer

Edward L. Shugrue III
     Managing Director,          1998   287,500      400,000      198,750(4)     80,000               300
     Chief Financial             1997   275,067      200,000         --          50,000                --
     Officer and Treasurer

Donald J. Meyer (6)
     Managing Director and       1998   300,000      150,000       49,688(4)     22,500               353
     Chief Investment Officer    1997   139,773(3)   150,000         --          75,000            35,125


------------------------

(1) Includes $235,417 of base salary paid by the Company for the pro rata portion of each of Messrs. Klopp and Hatkoff's $500,000 annual base salary for 1997, payment of which commenced after the acquisition of Victor Capital. Also includes an allocation equal to half of the $407,021 of total management fees ($235,417) paid by Victor Capital to Valentine & Wildove & Company, Inc., a company owned equally by Messrs. Klopp and Hatkoff, and $463,036 of capital distributions made by Victor Capital to each of Messrs. Klopp and Hatkoff. The foregoing management fees and capital distributions were paid or made prior to the Company's acquisition of Victor Capital in 1997.

(2) Represents pro rata portion of $350,000 annual base salary for the portion of the year employed.

(3) Represents pro rata portion of $300,000 annual base salary for the portion of the year employed.

(4) Represents the value of the 20,000 and 5,000 shares of restricted Class A Common Stock awarded to Messrs. Shugrue and Meyer, respectively (based on the $9.94 per share NYSE closing price on the date of grant). The value of such restricted stock awards to Messrs. Shugrue and Meyer at December 31, 1998 were $120,000 and $30,000, respectively (based on the $6.00 per share NYSE closing price on such date). Mr. Meyer forfeited his restricted stock which had not vested when he resigned in July 1999.

(5) Represents term life insurance premiums paid by the Company and, in the case of Mr. Meyer, relocation expenses paid by the Company in 1997.

(6) Mr. Meyer resigned in July 1999 and is no longer employed by the Company.

Employment Agreements

            The Company is a party to employment agreements with John R. Klopp and Craig M. Hatkoff. The employment agreements provide for five-year terms of employment commencing as of July 15, 1997. On the fifth anniversary of the commencement of the employment agreements, and on each succeeding anniversary, the terms of the employment agreements shall be automatically extended for one additional year unless, not later than three months prior to such anniversary date, either party shall have notified the other that it will not extend the term of the agreement. Pursuant to the employment agreements, Messrs. Klopp and Hatkoff currently receive for calender year 1999 annual base salaries of $600,000, which are subject to further increases each calendar year to reflect increases in the cost of living or as otherwise determined in the discretion of the board of directors. Mr. Klopp and Mr. Hatkoff are also entitled to annual incentive cash bonuses to be determined by the board of directors based on individual performance and the profitability of the Company. Mr. Klopp and Mr. Hatkoff are also participants in the incentive stock and other employee benefit plans of the Company.

            If the employment of Mr. Klopp or Mr. Hatkoff is terminated without cause, with good reason or following a change of control, as those terms are defined in the employment agreements, the affected employee would be entitled to
(i) a severance payment equal to the greater of the amount payable to such employee over the remainder of the term of the employment agreement or an amount equal to the aggregate base salary and cash incentive bonus paid to the employee during the previous year; (ii) continued welfare benefits for two years; and
(iii) automatic vesting of all unvested stock options such that all of the employee's stock options would become immediately exercisable. Each vested option will remain exercisable for a period of one year following the employee's termination. The employment agreements provide for a non-competition period of one year if Mr. Klopp or Mr. Hatkoff terminates his employment voluntarily or is terminated for cause.

            The Company is a party to an employment agreement, as amended, with Stephen D. Plavin which provides for a term of employment commencing as of August 15, 1998 and expiring on January 2, 2002. On the date of expiration of the initial term, the employment agreement shall be automatically extended until December 31, 2002 unless, prior to April 7, 2001, either party shall have delivered to the other a non-renewal notice. The employment agreement provides for an annual base salary of $350,000, which will be increased each calendar year to reflect increases in the cost of living and may otherwise be further increased in the discretion of the board of directors. The employment agreement also provides for annual incentive cash bonuses for calender years 1999 through 2001 to be determined by the board of directors based on individual performance and the profitability of the Company, provided that the minimum of each of said three annual incentive bonuses shall be no less than $750,000. In addition to the base salary and incentive bonus, Mr. Plavin will receive during calender year 1999 only, a total of $1,200,000 of special cash payments of which $850,000 was expensed in 1998. Mr. Plavin is entitled to participate in employee benefit plans of the Company at levels determined by the board of directors and commensurate with his position and receives Company provided life and disability insurance. In accordance with the agreement, Mr. Plavin was granted pursuant to the Company's incentive stock plan options to purchase 100,000 shares of Class A Common Stock with an exercise price of $9.00 immediately vested and exercisable as of the date of the agreement. The Company also agreed to grant pursuant to the incentive stock plan fully vested Class A Common Stock, 50,000 shares on January 1, 1999 and 100,000 shares on each of the three successive anniversaries thereof.

            If the Company terminates Mr. Plavin's employment other than for cause or disability, as those terms are defined in the agreement, or Mr. Plavin terminates employment with good reason (including following a change in control), as those terms are defined in the agreement, he would be entitled to
(i) his base salary accrued and unpaid up to the termination date, (ii) a severance payment equal to the greater of his base salary payable over the remainder of the employment term and his base salary as of the termination date for one full calender year, plus the minimum bonus to the extent not paid for each of calender years 1999 through 2001, plus the minimum bonus to the extent not paid for calender year 2002 unless the initial term expires without renewal,
(iii) any unpaid calender year 1999 special payments, (iv) medical insurance coverage for him and his family for a period expiring on the earlier of the second anniversary of the termination date or such time as he obtains employment offering comparable or better medical insurance coverage, (v) receive a grant of all of the shares of Class A Common Stock not yet granted that the Company has agreed to grant to him and (vi) exercise his stock options for a period of one year from the termination date. If Mr. Plavin terminates for special reason (i.e., he shall not have been appointed chief executive officer when neither Messrs. Klopp nor Hatkoff hold such position), Mr. Plavin would be entitled to the foregoing compensation and benefits, except that, instead of the severance payment set forth in clause (ii), he would be entitled to a severance payment equal to his base salary as of the termination date for one full calender year, plus $750,000 and would not be entitled to any grant of Class A Common Stock as set forth in clause (v). The employment agreement also specifies termination payments in the event of voluntary termination by Mr. Plavin for other than special reason or good reason and in the event of termination by the Company following death or disability and for cause. The employment agreement provides for restrictions on solicitation of employees and clients of the Company following termination by the Company for cause or termination by Mr. Plavin for other than good reason or special reason.

Stock Options

            The following table sets forth stock options issued in 1998 to the Named Executive Officers. The table also sets forth the hypothetical gains that would exist for the stock options at the end of their ten-year terms, assuming compound rates of appreciation of 5% and 10% from the $9.94 and $7.94 market prices on the respective January 30, 1998 and August 13, 1998 dates of grant. The actual future value of the options will depend on the market value of the Company's Class A Common Stock.


                      Option/SAR Grants in Last Fiscal Year

                                                                                          Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock
                                                                                          Price Appreciation for Option
           Individual Grants                                                                        Term(1)
-----------------------------------------------------------------------------------------------------------------------
      (a)                      (b)             (c)              (d)          (e)         (f)              (g)

                            Number of
                           Securities      % of Total
                           Underlying      Option/SARs
                            Options/       Granted to
                               SARs        Employees      Exercise or     Expira-
                             Granted        in Fiscal      Base Price      tion
Name                         (#)(2)            Year         ($/sh)         Date         5% ($)         10% ($)
----                      -----------      ------------   -----------     -------     ----------     -----------

John R. Klopp                 100,000          9.0%          10.00        1/30/08       618,714        1,577,532
Craig M. Hatkoff              100,000          9.0%          10.00        1/30/08       618,714        1,577,532
Stephen D. Plavin             100,000          9.0%           9.00        8/15/08       392,935        1,158,783
Edward L. Shugrue III          80,000          7.2%          10.00        1/30/08       494,971        1,262,025
Donald J. Meyer (3)            22,500          2.0%          10.00            (3)       139,211          354,945

--------------------


(1) The amounts of potential realizable value, which are based on assumed appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's share price. The amounts of potential value with respect to the options do not account for expiration of the options upon termination of employment or the phased-in exercise schedule. Future compensation resulting from the options is based solely on the actual performance of the Company's share price in the trading market.

(2) Represents shares underlying stock options; none of the executive officers were granted SARs. One-third of the options become exercisable in equal increments on the first, second and third anniversaries of the date of grant, except in the case of Mr. Plavin, which options were immediately exercisable on the date of grant.

(3) Mr. Meyer resigned in July 1999 and is no longer employed by the Company. Mr. Meyer did not exercise any of his vested stock options prior to their expiration.

            The following chart shows the 1998 year-end value of the stock options held by the Named Executive Officers. None of the Named Executive Officers exercised stock options during 1998.

                         Year End 1998 Option/SAR Values

                                 Number of Securities
                               Underlying Unexercised            Value of Unexercised In-the-
                                Options/SARs at Year               Money Options/SARs at
                                       End #                            Year End(1)
                            ----------------------------     ---------------------------------

    Name                     Exercisable   Unexercisable      Exercisable     Unexercisable
    ----                     -----------   -------------      -----------     -------------
    John R. Klopp               25,000       150,000             $--             $--
    Craig M. Hatkoff            25,000       150,000              --              --
    Stephen D. Plavin          100,000          --                --              --
    Edward L. Shugrue III       16,667       113,333              --              --
    Donald J. Meyer (2)         25,000        72,500              --              --

--------------

(1) No amounts are shown because the exercise prices of the stock options met or exceeded the market value of the underlying Class A Common Stock at year end based upon the $6.00 per share closing price reported on the NYSE on December 31, 1998. The actual value, if any, an executive may realize is dependent upon the amount by which the market price of Class A Common Stock exceeds the exercise price when the stock options are exercised.

(2) Mr. Meyer resigned in July 1999 and is no longer employed by the Company. His stock options have expired.

Compliance with Section 16(a)

            Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange ("NYSE"). Officers, directors and greater than ten percent stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

            Based solely on its review of Forms 3, 4 and 5 and amendments thereto available to the Company and written representations from certain of the directors, officers and 10% stockholders that no form is required to be filed, the Company believes that no director, officer or beneficial owner of more than 10% of its Class A Common Stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 1998.

Report on Executive Compensation*

Introduction

            The Company's compensation programs are administered by its compensation committees. The compensation committee establishes and administers the compensation and benefit arrangements for officers and key employees (except to the extent vested in the performance compensation committee). The performance compensation committee (which is comprised of the independent members of the compensation committee) establishes and administers the compensation programs as they relate to executive officers of the Company and is empowered to accept or reject, or increase or decrease, any award or component of compensation recommended by the compensation committee.

Compensation for 1998

            The  Company's  1998  executive   compensation  consisted  of  three
elements: an annual base salary, annual bonus compensation and long-term incentive compensation.

            Messrs. Klopp and Hatkoff received their $575,000 annual salaries called for by their employment agreements which were previously approved by the board of directors. The other executive officers also received their previously established or negotiated salaries. The performance compensation committee believes that the salaries of the Company's executive officers are commensurate with prevailing compensation practices in the financial services industry. The variation in salary levels among the executive officers relates primarily to differing individual levels of responsibility. The performance compensation committee's goals with annual bonus and long-term incentive compensation is to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's stockholders.

            1998 was the first full fiscal year of the Company's current specialty finance company operations which followed the successful 1997 Offering which raised approximately $93 million in new equity capital. During 1998, the Company deployed its capital to grow its portfolio of interest earning assets and continued to raise additional capital and increase its credit facility borrowing capacity. The Company experienced substantial growth in its portfolio assets and substantial increases in its equity capital base and borrowing capacity. In recognition of their leadership role in completing the 1997 Offering and in achieving the foregoing substantial growth and increases, as well as their successful leadership of the Company through the turmoil in the world capital markets that occurred in the third and fourth quarters of 1998, Messrs. Klopp and Hatkoff were each awarded 100,000 stock options and a $750,000 cash bonus. The performance compensation committee believed that the successful results of the first full year of specialty company operations created a strong platform upon which to build long-term stockholder value.

--------------

* The material in this report is not "solicitation material," is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

            The performance compensation committee awarded stock options, restricted stock and cash bonuses to other executive officers. In determining the amount of discretionary compensation, the performance compensation committee evaluated each executive officer's contribution to the Company's first full fiscal year operating results which the committee believed provided an appropriate framework which could also be used to formulate the discretionary awards made to other executive officers. In connection with its evaluation, the committee considered the executive officer's level of job responsibility and relative influence on the Company's ability build its platform.

            Section 162(m) of the Code limits the deductibility in the Company's tax return of compensation over $1 million to any of the executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The performance compensation committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. During 1998, the Company paid each of Messrs. Klopp and Hatkoff approximately $329,000 cash compensation that was non-deductible pursuant to Section 162(m). In awarding the cash bonuses to Messrs. Klopp and Hatkoff that produced the non-deductible compensation expense, the performance compensation committee determined that the advantages to the Company of awarding compensation at that level as a reward for the previously discussed leadership of Messrs. Klopp and Hatkoff outweighed the loss of the tax deduction. The performance compensation committee will continue to consider on a case-by-case basis whether particular compensation awards and programs which do not satisfy the conditions of Section 162(m) outweigh the costs to the Company of the loss of the related tax deduction.

Performance Compensation Committee

Jeffrey A. Altman
Sheli Z. Rosenberg
Lynne B. Sagalyn

Performance Graph

            Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on shares of Class A Common Stock against (i) the cumulative total return of companies listed on the New York Stock Exchange, (ii) the cumulative total return of the companies contained in the National Association of Real Estate Investment Trusts ("NAREIT") Hybrid REIT Share Index and (iii) the cumulative total return of the peer group selected by the Company (Amresco Inc., Contifinancial Corp., Finova Group Inc., LNR Property Corp., Ocwen Financial Corp.). The five-year period compared commences December 31, 1993 and ends December 31, 1998. This graph assumes that $100 was invested on January 1, 1994 in the Company and each of the two indices and the peer group index (at the December 31, 1993 closing prices), and that all cash distributions were reinvested. The Class A Common Stock price performance shown on the graph is not indicative of future price performance.





                                 [GRAPH OMITTED]


                      Dec. 31, 1993   Dec. 31, 1994   Dec. 31, 1995   Dec. 31, 1996   Dec. 31,1997  Dec. 31,1998
Capital Trust, Inc.     $100.00          $ 80.51        $ 74.31         $136.24         $557.35       $297.25
NYSE Market Index       $100.00          $ 98.06        $127.15         $153.16         $201.50       $239.77
NAREIT Hybrid           $100.00          $104.00        $127.91         $165.46         $183.25       $120.90
Peer Group Index        $100.00          $108.50        $176.14         $268.13         $331.43       $228.65


The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

Security Ownership of Certain Beneficial Owners and Management

           The following table sets forth as of November 12, 1999 certain information with respect to the beneficial ownership of Voting Stock, and the voting power possessed thereby (based on 21,988,524 shares of Class A Common Stock and 2,277,585 shares of Class A Preferred Stock outstanding on that date), by (i) each person known to the Company to be the beneficial owner of more than 5% of either the outstanding Class A Common Stock or the outstanding Class A Preferred Stock, (ii) each director and Named Executive Officer currently employed by the Company and (iii) all directors and executive officers of the Company as a group. Such information (other than with respect to directors and executive officers of the Company and beneficial owners of Class A Preferred Stock) is based on a review of statements filed with the Commission pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to the Voting Stock.


                                                    Class A Common Stock         Class A Preferred Stock
                                         -----------------------------------  ----------------------------
                                                    Amount and Nature of          Amount and Nature of
                                                  Beneficial Ownership(1)        Beneficial Ownership(1)
                                         -----------------------------------  ----------------------------
      Five Percent Stockholders,                                  Percent of                Percent of
   Directors and Executive Officers            Number                Class     Number         Class          Voting Power
--------------------------------------   -------------------     -----------  --------     ---------------  ---------------
Veqtor Finance Company, LLC (2)(3)           9,320,531               42.4%       --              --              38.4%

EOP Operating Limited Partnership (4)        4,273,500(5)            16.3        --              --              15.0

State Street Bank and Trust Company, as      4,273,500(5)            16.3        --              --              15.0
Trustee for General Motors Employees
Global Group Pension Trust (6)

Vornado Realty, L.P. (7)                     4,273,500(5)            16.3        --              --              15.0

FMR Corp. (8)                                2,006,082                9.1        --              --               8.3

Wanger Asset Management, L.P. (9)            1,837,300                8.4        --              --               7.6

BankAmerica Investment Corporation (10)        430,701                2.0     759,185           33.3%             4.9

First Chicago Capital Corporation (10)         430,701                2.0     759,185           33.3              4.9

Wells Fargo & Company (10)                     430,701                2.0     759,185           33.3              4.9

Jeffrey A. Altman                               30,000                  *        --              --                *

Thomas E. Dobrowski                                -- (11)             --        --              --                --

Martin L. Edelman                               43,094(12)              *        --              --                *

Gary R. Garrabrant (13)                         21,427(12)              *        --              --                *

Craig M. Hatkoff (3)(13)                     9,421,865(14)(15)       42.7        --              --              38.7

John R. Klopp (3)(13)                        9,413,865(14)(15)       42.7        --              --              38.7

Stephen D. Plavin                              250,000(16)            1.1        --              --               1.0

Sheli Z. Rosenberg (13)                          9,760(12)              *        --              --                *

Steven Roth                                        -- (17)             --        --              --                --

Lynne B. Sagalyn                                26,427(12)              *        --              --                *

Edward L. Shugrue III                          123,668(16)              *        --              --                *

Samuel Zell (3)(13)                          9,445,291(12)(14)(18)   42.9        --              --              38.8

All executive officers and directors as a   10,144,335(14)          45.0%        --              --              40.8%
group (12 persons) (3)(13)

* Represents less than 1%.

------------------

(1) The number of shares owned are those beneficially owned as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2) Capital Trust Investors Limited Partnership ("CTILP") and V2 Holdings, LLC ("V2") are the sole managing and common members of Veqtor. The general partner of CTILP is SZ Investments LLC, the managing member of which is Zell General Partnership, Inc. ("Zell GP"). The sole stockholder of Zell GP is the Samuel Zell Revocable Trust (the "Zell Trust"). Mr. Samuel Zell serves as the trustee of the Zell Trust. Messrs. John R. Klopp and Craig
      M. Hatkoff are the sole members of V2. The address of Veqtor is c/o Capital Trust, Inc., 605 Third Avenue, 26th Floor, New York, New York 10016.

(3) John R. Klopp, Craig M. Hatkoff and Samuel Zell collectively indirectly control the affairs of Veqtor. Each of Messrs. Hatkoff, Klopp and Zell disclaim beneficial ownership of the Class A Common Stock owned by Veqtor.

(4) Beneficial ownership information as of December 31, 1998 is based on a statement filed pursuant to Section 13(d) of the Exchange Act by EOP Operating Limited Partnership ("EOP"). The address of EOP is Two North Riverside Plaza, Chicago, Illinois 60606.

(5) Represents shares which may be obtained upon conversion of $50,000,000 in liquidation amount of 8.25% Step Up Convertible Trust Preferred Securities issued by the Company's consolidated statutory trust subsidiary, CT Convertible Trust I, to each of EOP, State Street Bank and Trust Company, as trustee for General Motors Employees Global Group Pension Trust (the "GM Trust") and VNO.

(6) Beneficial ownership information as of December 31, 1998 is based on statements filed pursuant to Section 13(d) of the Exchange Act by GMIMCo and the GM Trust as another reporting person named therein. State Street Bank and Trust Company acts as the trustee (the "Trustee") for the GM Trust, a trust under and for the benefit of certain employee benefit plans of GM and its subsidiaries. These shares may be deemed to be owned beneficially by GMIMCo, a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as the Trust's investment manager with respect to these shares and in that capacity it has sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed. The address of GMIMCo is 767 Fifth Avenue, New York, New York 10153.

(7) Beneficial ownership information as of December 31, 1998 is based on a statement filed pursuant to Section 13(d) of the Exchange Act filed by VNO. The address of VNO is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

(8) Beneficial ownership information as of May 10, 1999 is based on a Schedule 13G jointly filed by FMR Corp. ("FMR"), Edward C. Johnson 3rd, Abigail P. Johnson, Fidelity Management and Research Company ("FMR Advisor") and Fidelity Growth & Income Fund ("FGI Fund") reporting ownership of shares by FGI Fund and other funds advised by FMR Advisor. FMR and FMR Advisor are located at 82 Devonshire Street, Boston, Massachusetts 02109.

(9)   Beneficial  ownership  information  as of June 8,  1999  is  based  on the
      Schedule 13G jointly filed by Wanger Asset Management, L.P. ("WAM"), its general partner, Wanger Asset Management, Ltd. ("WAM Ltd") and its client, Acorn Investment Trust ("Acorn") reporting beneficial ownership of shares on behalf of discretionary clients, including Acorn. WAM, WAM Ltd. and Acorn are located at 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(10) The address of BankAmerica Investment Corporation is c/o Bank of America, 231 S. LaSalle Street, 19th Floor, Chicago, Illinois 60697. The address of First Chicago Capital Corporation is One First National Plaza, Mail Suite 0597, Chicago, Illinois 60670-0597. The address of Wells Fargo & Company is 333 S. Grand Avenue, 9th Floor, Los Angeles, California 90071.

(11) Does not include the shares that may be deemed beneficially owned by GMIMCo, as to which Mr. Dobrowski disclaims beneficial ownership.

(12) Includes 9,760 shares which may be obtained upon conversion of vested stock units and, in the case of Mr. Edelman, Dr. Sagalyn, Mr. Garrabrant and Mr. Zell, 33,334, 16,667, 11,667 and 40,000, respectively, shares issuable upon the exercise of vested stock options.

(13) Messrs. Zell, Klopp, Hatkoff and Garrabrant and Ms. Rosenberg hold indirect economic ownership interests in Veqtor equal to approximately 34.2%, 25%, 25%, 4.5% and 4.5%, respectively.

(14) Includes the 9,320,531 shares of Class A Common Stock owned by Veqtor. The inclusion of such shares in the table shall not be construed as an admission that any of Messrs. Hatkoff, Klopp and Zell are beneficial owners of such shares within the meaning of Section 13(d) of the Exchange Act.

(15) Includes 83,334 shares issuable upon the exercise of vested stock options held by each of Messrs. Hatkoff and Klopp.

(16) Includes 61,667 shares for Mr. Shugrue that are the subject of restricted stock awards for which he retains voting rights. Includes 100,000 shares to be granted to Mr. Plavin on January 1, 2000 in accordance with his employment agreement. Includes 60,001 and 100,000 shares issuable upon the exercise of vested stock options held by Mr. Shugrue and Mr. Plavin, respectively.

(17) Does not include the shares that may be deemed beneficially owned by VNO, as to which Mr. Roth disclaims beneficial ownership.

(18) Does not include the shares that may be deemed beneficially owned by EOP, as to which Mr. Zell disclaims beneficial ownership.

Buy/Sell Agreement

            Veqtor, CTILP, V2 and Messrs. Klopp and Hatkoff are parties to an agreement, dated July 15, 1997, that contains buy/sell provisions pursuant to which (i) one member of Veqtor may purchase from or sell to the other member its interests in Veqtor or (ii) one member of V2 or CTILP may purchase the other V2 member's interest in V2 (the "Buy/Sell Agreement"). Pursuant to the agreement, from and after July 15, 2000, either CTILP or V2 as the initiating party (the "Initiating Party") may initiate the buy/sell process by notifying (the "Buy/Sell Notice") the other party (the "Responding Party") of its desire either to sell for cash all of its common units of Veqtor ("Veqtor Common Units") (as defined in the Buy/Sell Agreement) to the Responding Party or to purchase for cash all of the Veqtor Common Units owned by the Responding Party, in each case, at the per unit price specified by the Initiating Party (the "Specified Price"). Upon receipt of the Buy/Sell Notice, the Responding Party must within 150 days elect either to sell its Veqtor Common Units to the Initiating Party or purchase the Initiating Party's Veqtor Common Units at the Specified Price. If the Responding Party fails to respond to the Buy/Sell Notice, it shall be deemed to have elected to sell its Veqtor Common Units at the Specified Price.

            The Buy/Sell Agreement provides that upon the termination of employment (including through death or disability) with the Company of either John R. Klopp or Craig M. Hatkoff (the "Departing Person") other than by voluntary termination (the "Termination Event"), whomever of Messrs. Klopp or Hatkoff has not been the subject of the Termination Event (the "Remaining Person") shall have the right to purchase all of the interests in V2 then held by the Departing Person for cash at their fair market value as defined in the Buy/Sell Agreement ("Fair Market Value"). If the Remaining Person does not purchase the Departing Person's interest in V2, the Buy/Sell Agreement provides that CTILP shall have the right to purchase for cash from V2 50% of the Veqtor Common Units then held by V2 at their fair market value, upon which purchase V2 shall distribute to the Departing Person (or his estate or representative) an amount equal to the net proceeds of such sale reduced by 50% of V2's aggregate liabilities in full redemption of the interest in V2 then held by the Departing Person (or his estate or representative). If CTILP does not elect to purchase the Veqtor Common Units held by V2 pursuant to the foregoing, (i) Veqtor must distribute to V2 50% of its assets that V2 would be entitled to receive upon a liquidation of Veqtor (whereupon V2's economic interest in Veqtor shall be correspondingly reduced) and (ii) V2 must distribute to the Departing Person 50% of such assets reduced by 50% of V2's aggregate liabilities in full redemption of the Departing Person's interest in V2.

            Pursuant to the Buy/Sell Agreement, upon the voluntary termination of employment with the Company of either of Messrs. Klopp or Hatkoff (the "Voluntarily Departing Person"), CTILP shall have the right to purchase from V2 50% of the Veqtor Common Units then held by V2 for cash at their fair market value, upon such purchase V2 shall distribute to the Voluntarily Departing Person an amount equal to the net proceeds of such sale reduced by 50% of V2's aggregate liabilities in full redemption of the interest in V2 then held by the Voluntarily Departing Person. If CTILP does not purchase the Veqtor Common Units pursuant to the foregoing, the agreement provides that whomever of Messrs. Klopp or

Hatkoff is not the Voluntarily Departing Person (the "Voluntarily Remaining Member") shall have the right to purchase all of the interest in V2 then held by the Voluntarily Departing Person for cash at its Fair Market Value. If the Voluntarily Remaining Member does not purchase from the Voluntarily Departing Person all of the interest in V2 then held by the Voluntarily Departing Person for cash at its Fair Market Value pursuant to the foregoing, (i) Veqtor must distribute to V2 50% of its assets that V2 would be entitled to receive in a liquidation of Veqtor (whereupon V2's economic interest in Veqtor shall be correspondingly reduced) and (ii) V2 must distribute to the Voluntarily Departing Person 50% of such assets reduced by 50% of V2's aggregate liabilities in full redemption of the Voluntarily Departing Person's interest in V2.

            Pursuant to the Buy/Sell Agreement, upon the termination of employment with the Company of both Messrs. Klopp and Hatkoff, within any 30-day period, for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of death or disability, CTILP shall have the right to purchase from V2 all of the Veqtor Common Units then held by V2 for cash at their Fair Market Value. If CTILP does not purchase the Veqtor Common Units pursuant to the foregoing, Veqtor shall distribute to V2 100% of its assets that V2 would be entitled to receive upon a liquidation of Veqtor in full redemption of 100% of the Veqtor Common Units then held by V2.

            Pursuant to the Buy/Sell Agreement, upon the termination of employment with the Company of either of Messrs. Klopp or Hatkoff for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of his death or disability, following by more than 30 days the prior termination of employment with the Company of the other individual for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of his death or disability, CTILP shall have the right to purchase from V2 all of the Veqtor Common Units then held by V2 for cash at their Fair Market Value. If CTILP does not purchase the Veqtor Common Units pursuant to the foregoing, Veqtor shall distribute to V2 100% of its assets that V2 would be entitled to receive upon a liquidation of Veqtor in full redemption of 100% of the Veqtor Common Units then held by V2.

            The Buy/Sell Agreement prohibits the transfer of Veqtor Common Units and interests in V2 except to permitted transferees as defined in the agreement or pursuant to right of first refusal provision contained in the agreement. The Buy/Sell Agreement contains provisions governing the management of Veqtor. Pursuant to such provisions, in the event that V2 and CTILP do not hold the same number of Veqtor Common Units, then, notwithstanding anything to the contrary in the operating agreement governing Veqtor (the "Veqtor Operating Agreement"), all matters to be determined by V2 and CTILP as the managing members of Veqtor shall be determined as between V2 and CTILP by an affirmative vote of a majority of the Veqtor Common Units then held by V2 and CTILP, and V2 and CTILP shall be bound to act on such matter as managing members in the manner determined by such vote. The agreement provides that no permitted transferee or other third party transferee shall be entitled to be appointed, or otherwise act as, a managing member of Veqtor.

            The Buy/Sell Agreement provides that notwithstanding anything to the contrary in the Veqtor Operating Agreement, as long as V2 and CTILP hold the same number of Veqtor Common Units, each shall be entitled to direct the nomination of an equal number of trustees/directors of the Company, and if Veqtor shall be entitled to nominate an odd number of trustees/directors, V2 and CTILP shall jointly select one of the trustee/director nominees. If V2 and CTILP do not hold the same number of Veqtor Common Units, then, notwithstanding anything to the contrary in the Veqtor Operating Agreement, V2 and CTILP each shall be entitled to direct the nomination of a number of trustees/directors equal to their relative percentage holdings of Veqtor Common Units multiplied by the total number of trustees/directors which Veqtor is then entitled to nominate (rounded to the nearest whole number).

Certain Relationships and Related Transactions

  Reimbursement Arrangement

            Pursuant to an expense reimbursement arrangement with EGI, the Company has agreed to reimburse EGI the costs for certain general administrative services to the Company, including, among others, certain legal, tax, shareholder relations and insurance acquisition services, which are provided by employees of EGI. The Company had charged to operations approximately $215,674 during the 1998 fiscal year.

  Relationships with Battle Fowler LLP

            Martin L. Edelman, a director of the Company, is of counsel to Battle Fowler LLP, a New York City law firm that provides the Company with ongoing legal representation with respect to various matters and has represented the Company and certain affiliates thereof, including Victor Capital, in the past with respect to various legal matters. The Company expects to continue to engage Battle Fowler LLP to provide legal representation in the future.

  Relationship with Rosenberg & Liebentritt, P.C.

            During 1998, the Company retained the services of Rosenberg & Liebentritt, P.C., a law firm which performs legal services exclusively for entities in which Samuel Zell, chairman of the board of directors, has an interest.

  Asset Management Agreements

            VP Metropolis Services, LLC, a wholly owned subsidiary of the Company ("VPM"), is a party to an asset management agreement (the "VPM Asset Management Agreement") with MVB Metropolis Properties, L.P. ("MVB") pursuant to which VPM has agreed to manage, service and administer certain real estate assets owned by MVB and its affiliates, initially including a New York City property consisting of 46 condominium units and a pool of 18 mortgages secured by properties located throughout the United States. John R. Klopp and Craig M. Hatkoff, both directors of the Company, are each 25.05% owners of VP-LP, LLC, which owns a 1.0% interest in MVB. In addition, Mr. Klopp is a vice president of MVB Metropolis Corp., the general partner and a 1.0% owner of MVB. Pursuant to the VPM Asset Management Agreement, fees of $102,834 were paid to VPM and recognized as income by the Company during 1998.

            Victor Asset Management Partners, LLC, a wholly-owned subsidiary of the Company ("VAMP"), is a party to an asset management agreement (the "VAMP Asset Management Agreement I") with S.H. Mortgage Acquisition, LLC ("S.H. Mortgage Acquisition") pursuant to which VAMP has agreed to manage, service and administer certain real estate assets owned by S.H. Mortgage Acquisition and its affiliates, initially including 21 loans secured by various properties and other assets located in New Jersey. Messrs. Klopp and Hatkoff are managing members of VP-NJ, LLC, which owns a 1.0% interest in and is the managing member of S.H. Mortgage Acquisition. Pursuant to the VAMP Asset Management Agreement I, fees of $87,078 were paid to VAMP and recognized as income by the Company during 1998.

            VAMP is also a party to an asset management agreement (the "VAMP Asset Management Agreement II") with RE Acquisition, LLC ("RE Acquisition") pursuant to which VAMP has agreed to manage, service and administer certain real estate assets owned by RE Acquisition, initially including a pool of five mortgages and other rights relating to real properties located in New York and New Jersey. Messrs. Klopp and Hatkoff are managing members of VPC Partners, LLC, which owns a 0.7772% interest in RE Acquisition. In addition, Mr. Klopp is a manager of RE Acquisition. Pursuant to the VAMP Asset Management Agreement II, fees of $1,491,819 were paid to VAMP and recognized as income by the Company during 1998.

  Trust Preferred Private Placement and Co-Investment Agreement

            On July 28, 1998, the Company privately placed $50,000,000 aggregate liquidation amount of the Trust Preferred Securities to each of EOP, VNO and Mellon Bank N.A., as trustee for General Motors Hourly-Rate Employees Pension Trust and General Motors Salaried Employees Pension Trust. The Trust Preferred Securities acquired by the foregoing trusts were subsequently transferred without consideration to State Street Bank and Trust Company, as trustee for General Motors Employees Global Group Pension Trust. In connection with the foregoing private placement transaction, the Company entered into a Co-Investment Agreement, dated as of July 28, 1998, with EOP, VNO and GMIMCo, as agent for and for the benefit of pension plans of General Motors Corporation and its affiliates, pursuant to which the Company, subject to certain terms and conditions, is obligated to extend to the other parties to such agreement the opportunity to co-invest in any loan or other investment for which the Company in its sole and absolute discretion seeks to obtain co-investors. Following the consummation of the foregoing private placement transaction, upon formal recommendation to the full board of directors, Steven Roth and Thomas E. Dobrowski, were appointed directors of the Company on August 13, 1998.

            The Company believes that the terms of the foregoing transactions are no less favorable than could be obtained by the Company from unrelated parties or an arms-length basis.

              PROPOSAL 2 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

Description of Proposal

            The board of directors of the Company has appointed Ernst & Young LLP ("E&Y") as independent accountants of the Company for the fiscal year ending December 31, 1999, and has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by E&Y that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. E&Y will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

            Stockholder ratification of the appointment of E&Y as the Company's independent accountants is not required by the Company's charter or otherwise. However, the board of directors is submitting the appointment of E&Y to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, the board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board of directors determines that such a change would be in the best interests of the Company and its stockholders.

            On April 14, 1997, the board of directors of the Company adopted a resolution (i) not to retain Coopers & Lybrand LLP ("C&L") as the Company's accountants for the fiscal year ending December 31, 1997 and (ii) to engage E&Y as the Company's independent accountants for the fiscal year ending December 31, 1997.

            The reports of C&L on the Company's consolidated financial statements as of and for the two years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

            During the Company's two fiscal years ended December 31, 1996 and through the date of their replacement on April 14, 1997, there were no disagreements with C&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused them to make reference thereto in their report(s) on the Company's financial statements for such fiscal year(s), nor were there any "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act.

Vote Required; Recommendation

            The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as independent accountants. The board of directors unanimously recommends that stockholders vote FOR the ratification of Ernst & Young LLP as independent accountants.

                                  ANNUAL REPORT

            The  Company  has  previously   distributed  its  annual  report  to
stockholders.


                                  OTHER MATTERS

            The management of the Company does not know of any other matters to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.


                              STOCKHOLDER PROPOSALS

            Any Company stockholder who wishes to submit a proposal for presentation at the Company's 2000 annual meeting of stockholders must submit the proposal to the Company at its office at 605 Third Avenue, New York, New York 10016, Attention: Secretary, no later than July 19, 2000, in order for the proposal to be considered for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2000 annual meeting of stockholders.

                               CAPITAL TRUST, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CAPITAL TRUST, INC. FOR
    THE 1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 1999.


           The undersigned, as a holder of class A common stock, par value $.01 per share ("Class A Common Stock"), of Capital Trust, Inc., a Maryland corporation (the "Company"), or class A 9.5% cumulative convertible preferred stock, par value $.01 per share ("Class A Preferred Stock"), of the Company, hereby appoints John R. Klopp and Edward L. Shugrue III, and each of them, with full power of substitution, as proxies to vote all shares of Class A Common Stock and Class A Preferred Stock which the undersigned is entitled to vote through the execution of a proxy with respect to the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Penn Club of New York, 30 West 44th Street, New York, New York 10036, on Thursday, December 16, 1999 at 11:00 a.m., local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below.

           THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE FOLLOWING

1.   Election of directors.
            FOR    WITHHELD         Nominees:   Samuel Zell
            / /     / /                         Jeffrey A. Altman
                                                Thomas E. Dobrowski
                                                Martin A. Edelman
                                                Gary R. Garrabrant
                                                Craig M. Hatkoff
                                                John R. Klopp
                                                Sheli Z. Rosenberg
                                                Steven Roth
                                                Lynne B. Sagalyn

     For, except vote withheld for the following nominee(s):

     --------------------------

2. On the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

     (check one box)          / / For       / / Against         / / Abstain

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof, or upon matters incident to the conduct of the Annual Meeting.

You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli, or hand-delivered to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.

                (Continued and to be signed on the reverse side)

Returned proxy cards will be voted (1) as specified on the matters listed above;
(2) in accordance with the Board of Directors' recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this: x

The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the other proposal set forth above.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished therewith.

Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Date:  ____________________________, 1999



                                       Signature (title, if any)



                                       Signature, if held jointly




PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.